RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR
                           RFMSI SERIES 2003-S5 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S5
      $ 256,865                  0.00%            CLASS I-A-P CERTIFICATES

      $ 51,007                   0.00%           CLASS II-A-P CERTIFICATES
    ------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated March 25, 2003
                                       to
                        Prospectus dated January 27, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 25, 2003.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class I-A-P Certificates and Class II-A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class I-A-P Certificates and Class II-A-P Certificates. It is expected that delivery of the Class I-A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class I-A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement. It is expected that delivery of the Class II-A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class I-A-P Certificates and Class II-A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class I-A-P Certificates and Class II-A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class I-A-P Certificates and Class II-A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class I-A-P Certificates or Class II-A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class I-A-P Certificates and Class II-A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class I-A-P Certificates or Class II-A-P Certificates will develop, or if it does develop, that it will continue.

                              UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the group I loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group I loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                 CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                                                                                 WEIGHTED
                                                                                  AVERAGE         AVERAGE
                               NUMBER OF         PRINCIPAL   PERCENTAGE OF       PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORE RANGE           GROUP II LOANS       BALANCE    GROUP II LOANS       BALANCE          RATIO
--------------------------   --------------   -------------  --------------    -------------   -------------
499 or less ..............                1   $     364,020            0.33%   $     364,020           54.00%
520 - 539 ................                1         408,339            0.36          408,339           50.00
580 - 599 ................                1         368,915            0.33          368,915           72.00
600 - 619 ................                2         778,630            0.70          389,315           60.12
620 - 639 ................                1         352,772            0.32          352,772           60.00
640 - 659 ................                3       1,068,469            0.95          356,156           51.77
660 - 679 ................                8       2,778,150            2.48          347,269           68.15
680 - 699 ................               10       3,358,930            3.00          335,893           61.37
700 - 719 ................               31      10,907,738            9.75          351,863           57.51
720 - 739 ................               27       9,524,294            8.51          352,752           53.09
740 - 759 ................               37      12,419,982           11.10          335,675           59.43
760 - 779 ................               49      18,426,729           16.47          376,056           57.39
780 - 799 ................               81      27,958,256           24.98          345,164           53.96
800 or greater ...........               70      22,907,265           20.47          327,247           55.44
                             --------------   -------------  --------------    -------------   -------------
Subtotal with Credit Score              322   $ 111,622,489           99.74%   $     346,654           56.37%
Not Available ............                1         291,295            0.26          291,295           46.00
                             --------------   -------------  --------------    -------------   -------------
     Total ...............              323   $ 111,913,784          100.00%   $     346,482           56.35%
                             ==============   =============  ==============


     Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

     As of March 1, 2005, the weighted average credit score of the group I loans will be approximately 761.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                       MORTGAGE RATES OF THE GROUP I LOANS


                                                                                                            WEIGHTED
                                                                             AVERAGE        WEIGHTED         AVERAGE
                           NUMBER OF       PRINCIPAL     PERCENTAGE OF      PRINCIPAL       AVERAGE       LOAN-TO-VALUE
MORTGAGE RATES (%)       GROUP I LOANS      BALANCE      GROUP I LOANS       BALANCE      CREDIT SCORE        RATIO
----------------------   -------------   -------------   -------------    -------------   -------------   -------------
5.250 - 5.374 ........               3   $   1,092,893            0.98%   $     364,298             789           46.77%
5.375 - 5.499 ........               9       2,941,809            2.63          326,868             776           54.51
5.500 - 5.624 ........              54      20,982,217           18.75          388,560             762           52.75
5.625 - 5.749 ........             129      41,812,542           37.36          324,128             756           57.14
5.750 - 5.874 ........              72      25,017,116           22.35          347,460             758           57.05
5.875 - 5.999 ........              48      17,429,066           15.57          363,106             769           58.93
6.000 - 6.124 ........               6       2,164,685            1.93          360,781             793           53.22
6.125 - 6.249 ........               1         317,296            0.28          317,296             813           65.00
6.250 - 6.374 ........               1         156,161            0.14          156,161             804           53.00
     Total ...........             323   $ 111,913,784          100.00%   $     346,482             761           56.35%

     As of March 1, 2005, the weighted average mortgage rate was approximately 5.6684% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                                                                WEIGHTED
                                                                                 AVERAGE        WEIGHTED         AVERAGE
ORIGINAL GROUP I LOAN          NUMBER OF       PRINCIPAL     PERCENTAGE OF      PRINCIPAL       AVERAGE       LOAN-TO-VALUE
BALANCE ($)                  GROUP I LOANS      BALANCE      GROUP I LOANS       BALANCE      CREDIT SCORE        RATIO
--------------------------   -------------   -------------   -------------    -------------   -------------   -------------
100,001 - 200,000 ........              16   $   2,364,330            2.11%   $     147,771             766           49.31%
200,001 - 300,000 ........              59      12,950,275           11.57          219,496             769           54.12
300,001 - 400,000 ........             135      42,744,217           38.19          316,624             760           57.92
400,001 - 500,000 ........              61      23,885,594           21.34          391,567             760           57.00
500,001 - 600,000 ........              19       9,032,037            8.07          475,370             745           58.77
600,001 - 700,000 ........              23      13,275,007           11.86          577,174             767           54.50
700,001 - 800,000 ........               3       2,103,256            1.88          701,085             755           57.98
900,001 - 1,000,000 ......               7       5,559,068            4.97          794,153             777           49.48
                             -------------   -------------   -------------    -------------   -------------   -------------
  Total ..................             323   $ 111,913,784          100.00%   $     346,482             761           56.35%
                             =============   =============   =============



                    ORIGINAL LTV RATIOS OF THE GROUP I LOANS

                           NUMBER OF                                         AVERAGE        WEIGHTED
                            GROUP I        PRINCIPAL     PERCENTAGE OF      PRINCIPAL       AVERAGE
ORIGINAL LTV RATIO (%)       LOANS          BALANCE      GROUP I LOANS       BALANCE      CREDIT SCORE
----------------------   -------------   -------------   -------------    -------------   -------------
00.01 - 50.00 ........             108   $  36,453,263           32.57%   $     337,530             763
50.01 - 55.00 ........              43      14,497,163           12.95          337,143             758
55.01 - 60.00 ........              50      16,502,188           14.75          330,044             771
60.01 - 65.00 ........              29      11,548,311           10.32          398,218             768
65.01 - 70.00 ........              34      12,017,156           10.74          353,446             763
70.01 - 75.00 ........              24       8,986,932            8.03          374,456             749
75.01 - 80.00 ........              33      11,251,239           10.05          340,947             752
85.01 - 90.00 ........               2         657,530            0.59          328,765             692
                         -------------   -------------   -------------    -------------   -------------
     Total ...........             323   $ 111,913,784          100.00%   $     346,482             761
                         =============   =============   =============

     The weighted average LTV ratio at origination of the group I loans was approximately 56.35%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS


                                                                                  WEIGHTED     WEIGHTED
                             NUMBER OF                  PERCENTAGE     AVERAGE     AVERAGE      AVERAGE
                             MORTGAGE     PRINCIPAL     OF MORTGAGE   PRINCIPAL    CREDIT    LOAN-TO-VALUE
STATE                          LOANS       BALANCE         LOANS       BALANCE      SCORE       RATIO
------------------------     ---------  -------------   ----------   -----------  --------   -------------
Alabama ..............               2  $     712,758         0.64%  $   356,379      789            68.30%
Arizona ..............               5      1,788,353         1.60       357,671      748            66.94
California ...........             104     35,105,686        31.37       337,555      766            53.44
Colorado .............               9      2,827,942         2.53       314,216      753            58.97
Connecticut ..........               6      2,103,181         1.88       350,530      743            56.03
District of Columbia .               3      1,106,133         0.99       368,711      806            49.32
Florida ..............              18      7,632,778         6.82       424,043      766            60.37
Georgia ..............              11      5,348,880         4.78       486,262      761            58.69
Hawaii ...............               1        909,206         0.81       909,206      746            63.00
Iowa .................               1        572,249         0.51       572,249      799            58.00
Illinois .............               6      1,815,405         1.62       302,568      768            61.48
Indiana ..............               2        599,769         0.54       299,885      755            74.74
Massachusetts ........               6      2,000,582         1.79       333,430      760            43.89
Maryland .............               6      1,614,715         1.44       269,119      781            60.76
Maine ................               1        265,342         0.24       265,342      735            45.00
Michigan .............              10      2,702,831         2.42       270,283      748            54.87
Minnesota ............               2        393,135         0.35       196,567      697            61.94
Missouri .............               1        226,973         0.20       226,973      797            40.00
Mississippi ..........               1        272,242         0.24       272,242      787            80.00
North Carolina .......               8      3,061,899         2.74       382,737      739            64.46
New Hampshire ........               2        925,769         0.83       462,884      812            60.97
New Jersey ...........              24      6,925,184         6.19       288,549      749            47.30
New Mexico ...........               1        266,918         0.24       266,918      763            66.00
Nevada ...............               5      1,705,707         1.52       341,141      727            65.16
New York .............              22      7,486,549         6.69       340,298      778            47.33
Ohio .................               1        408,127         0.36       408,127      763            65.00
Oregon ...............               4      1,076,318         0.96       269,080      777            67.02
Pennsylvania .........               6      1,851,924         1.65       308,654      750            59.92
South Carolina .......               3      1,082,553         0.97       360,851      729            62.43
Tennessee ............               2        739,589         0.66       369,794      753            75.76
Texas ................              19      7,259,240         6.49       382,065      740            61.95
Utah .................               3        921,106         0.82       307,035      762            62.53
Virginia .............              14      4,855,221         4.34       346,801      777            55.53
Vermont ..............               2        745,798         0.67       372,899      805            62.52
Washington ...........               7      3,047,679         2.72       435,383      740            63.58
Wisconsin ............               5      1,556,045         1.39       311,209      783            54.21
     Total ...........             323  $ 111,913,784       100.00%  $   346,482      761            56.35%

----------

     No more than 1.2% of the group I loans were secured by mortgaged properties located in any one zip code area in Georgia and no more than 1.1% of the group I loans were secured by mortgaged properties located in any one zip code area outside Georgia.

                        LOAN PURPOSE OF THE GROUP I LOANS


                                                                                WEIGHTED
                             NUMBER OF                  PERCENTAGE    AVERAGE   AVERAGE     WEIGHTED
                              GROUP I    PRINCIPAL      OF GROUP I   PRINCIPAL   CREDIT     AVERAGE
LOAN PURPOSE                   LOANS      BALANCE          LOANS      BALANCE    SCORE     LTV RATIO
---------------------------  ---------  -------------   ----------   ---------  --------   ----------
Purchase ..........                 13  $   5,466,036         4.88%  $ 420,464       773        68.77%
Rate/Term Refinance                263     87,821,887        78.47     333,924       764        56.33
Equity Refinance ..                 47     18,625,861        16.64     396,295       746        52.79
     Total ........                323  $ 111,913,784       100.00%  $ 346,482       761        56.35%
                              ========  =============   ==========

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS


                                                                                WEIGHTED
                             NUMBER OF                  PERCENTAGE    AVERAGE   AVERAGE    WEIGHTED
                              GROUP I     PRINCIPAL     OF GROUP I   PRINCIPAL   CREDIT     AVERAGE
DOCUMENTATION TYPE             LOANS       BALANCE         LOANS      BALANCE    SCORE    LTV RATIO
---------------------------  ---------   -------------  ----------   ---------  --------   ----------
Full Documentation ..              250    $ 89,064,790       79.58%  $ 356,259       763       57.70%
Reduced Documentation               73      22,848,994       20.42     313,000       755       51.09
     Total ..........              323    $111,913,784      100.00%  $ 346,482       761       56.35%
                             =========   =============  ==========


     No more than 45.3% of such reduced loan documentation group I loans will be secured by mortgaged properties located in California.

     Approximately 28.1% of the group I loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE GROUP I LOANS


                                                                                    WEIGHTED
                                 NUMBER OF                  PERCENTAGE    AVERAGE   AVERAGE    WEIGHTED
                                  GROUP I     PRINCIPAL     OF GROUP I   PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY TYPE                     LOANS       BALANCE         LOANS      BALANCE    SCORE    LTV RATIO
---------------------------      ---------   -------------  ----------   ---------  --------   ----------
Primary Residence                     316    $ 109,095,178       97.48%  $ 345,238       760        56.46%
Second/Vacation .                       7        2,818,607        2.52     402,658       808        52.08
     Total ......                     323    $ 111,913,784      100.00%  $ 346,482       761        56.35%


                  MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS


                                                                                   WEIGHTED
                                 NUMBER OF                PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                                  GROUP I    PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT     AVERAGE
PROPERTY TYPE                      LOANS      BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-----------------------------    --------  -------------  ----------   ----------  --------   ----------
Single-family detached ......         244  $  83,186,672       74.33%  $  340,929       762        55.34%
Planned Unit Developments
(detached)...................          65     23,308,702       20.83      358,595       755        60.33
Condo High-Rise (9 stories or
more)........................           3      2,183,935        1.95      727,978       787        61.90
Planned Unit Developments
(attached)...................           3      1,080,138        0.97      360,046       761        44.90
Condo Low-Rise (less than 5
stories).....................           4      1,029,231         0.92     257,308       768        45.26
Two-to-four family units ....           3        802,543        0.72      267,514       767        66.61
Townhouse ...................           1        322,564        0.29      322,564       800        39.00
                                 --------  -------------  ----------   ----------  --------   ----------
    Total ...................         323  $ 111,913,784      100.00%  $  346,482       761        56.35%
                                 ========  =============  ==========

          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS IN LOAN GROUP I

                                                                                   WEIGHTED
                                 NUMBER OF                PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                                  GROUP I    PRINCIPAL    OF GROUP I   PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)              LOANS      BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-----------------------------    --------  -------------  ----------   ----------  --------   ----------
4.970 .......................           3  $   1,092,893        0.98%  $  364,298       789        46.77%
5.095 .......................           9      2,941,809        2.63      326,868       776        54.51
5.220 .......................          52     19,758,325       17.65      379,968       760        52.34
    Total....................          64  $  23,793,027       21.26%  $  371,766       764        52.36%

     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in loan group I will be approximately 1.084543599%.

     The tables regarding the group II loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group II loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                 CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS



                                                                                       WEIGHTED
                                 NUMBER OF                PERCENTAGE    AVERAGE        AVERAGE
                                 GROUP II    PRINCIPAL     OF GROUP    PRINCIPAL    LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS      BALANCE      II LOANS     BALANCE         RATIO
-----------------------------    --------  -------------  ----------   ---------    -------------
520 - 539 ..................            1  $      33,758        0.14%  $  33,758            75.00%
560 - 579 ..................            1         67,173        0.28      67,173            72.00
600 - 619 ..................            2        656,873        2.77     328,436            42.83
620 - 639 ..................            2         58,141        0.25      29,070            40.75
660 - 679 ..................            5        638,636        2.70     127,727            58.23
680 - 699 ..................            5        654,830        2.76     130,966            58.70
700 - 719 ..................            8      1,766,087        7.45     220,761            62.20
720 - 739 ..................           11      3,491,338       14.74     317,394            55.65
740 - 759 ..................            3        760,900        3.21     253,633            55.41
760 - 779 ..................           10      4,825,875       20.37     482,588            59.65
780 - 799 ..................           18      6,488,764       27.39     360,487            57.63
800 or greater..............            9      4,247,800       17.93     471,978            41.85
                                 --------  -------------  ----------   ---------    -------------
     Total .................           75  $  23,690,175      100.00%  $ 315,869            54.85%
                                 ========  =============  ==========

     As of March 1, 2005, the weighted average credit score of the group II loans will be approximately 762.


     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                      MORTGAGE RATES OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
MORTGAGE RATES (%)        GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
5.000 - 5.124.........                 1  $    539,180            2.28%  $         539,180           771          75.00%
5.125 - 5.249.........                 1       376,890            1.59             376,890           761          30.00
5.250 - 5.374.........                 4     1,560,678            6.59             390,170           755          53.54
5.375 - 5.499.........                 5     2,142,408            9.04             428,482           760          60.55
5.500 - 5.624.........                 9     2,867,042           12.10             318,560           778          48.48
5.625 - 5.749.........                21     7,540,899           31.83             359,090           761          53.27
5.750 - 5.874.........                11     3,792,343           16.01             344,758           788          48.61
5.875 - 5.999.........                11     2,767,439           11.68             251,585           739          64.68
6.000 - 6.124.........                11     1,694,328            7.15             154,030           724          63.64
6.125 - 6.249.........                 1       408,968            1.73             408,968           743          55.00
     Total............                75  $ 23,690,175          100.00%  $         315,869           762          54.85%


     As of March 1, 2005, the weighted average mortgage rate will be approximately 5.6273% per annum.


         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
ORIGINAL GROUP II            NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
LOAN BALANCE ($)          GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
100,000 or less ....                  19  $  1,020,464            4.31%  $          53,709           700          52.63%
100,001 to 200,000 .                   9     1,090,859            4.60             121,207           720          51.20
200,001 to 300,000 .                   1       222,962            0.94             222,962           799          58.00
300,001 to 400,000 .                  11     3,558,577           15.02             323,507           767          55.37
400,001 to 500,000 .                  10     4,041,679           17.06             404,168           763          54.51
500,001 to 600,000 .                  19     9,547,656           40.30             502,508           758          56.53
600,001 to 700,000 .                   2       978,689            4.13             489,345           790          44.78
700,001 to 800,000 .                   1       697,484            2.94             697,484           773          44.00
800,001 to 900,000 .                   1       811,720            3.43             811,720           774          72.00
900,001 to 1,000,000                   2     1,720,085            7.26             860,042           800          50.47
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total .........                  75  $ 23,690,175          100.00%  $         315,869           762          54.85%
                          ==============  ============  ==============


                    ORIGINAL LTV RATIOS OF THE GROUP II LOANS



                                                                                              WEIGHTED
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE
ORIGINAL LTV RATIO (%)    GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE
------------------------  --------------  ------------  --------------   -----------------  ------------
00.01 - 50.00...........              33  $  9,612,357           40.58%  $         291,284           765
50.01 - 55.00...........               5     1,848,106            7.80             369,621           744
55.01 - 60.00...........               8     2,208,928            9.32             276,116           779
60.01 - 65.00...........              11     2,959,763           12.49             269,069           751
65.01 - 70.00...........               6     2,375,098           10.03             395,850           770
70.01 - 75.00...........               9     3,398,986           14.35             377,665           754
75.01 - 80.00...........               3     1,286,938            5.43             428,979           759
                          --------------  ------------  --------------   -----------------  ------------
      Total.............              75  $ 23,690,175          100.00%  $         315,869           762
                          ==============  ============  ==============

     The weighted average LTV ratio at origination of the group II loans will be approximately 54.85%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
        STATE             GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
California............                18  $  8,923,367           37.67%  $         495,743           768          53.76%
Colorado..............                 3     1,179,234            4.98             393,078           752          66.24
Connecticut...........                 4     1,138,111            4.80             284,528           794          37.31
District of Columbia..                 1       811,720            3.43             811,720           774          72.00
Florida...............                 6     1,731,520            7.31             288,587           752          56.24
Georgia...............                 3     1,417,746            5.98             472,582           766          61.68
Indiana...............                 1        26,358            0.11              26,358           627          32.00
Louisiana.............                 1        72,199            0.30              72,199           789          57.00
Massachusetts.........                 1       113,226            0.48             113,226           615          42.00
Michigan..............                 4       273,984            1.16              68,496           729          49.81
Minnesota.............                 1        54,611            0.23              54,611           729          64.00
Montana...............                 1       134,329            0.57             134,329           712          40.00
North Carolina........                 1        70,009            0.30              70,009           664          48.00
Nebraska..............                 1        29,148            0.12              29,148           712          40.00
New Jersey............                 1       361,724            1.53             361,724           669          61.00
Nevada................                 1       541,253            2.28             541,253           734          40.00
New York..............                 7     1,993,468            8.41             284,781           780          40.31
Ohio..................                 3       149,220            0.63              49,740           654          56.79
Pennsylvania..........                 1       539,180            2.28             539,180           771          75.00
Rhode Island..........                 1        56,645            0.24              56,645           677          39.00
South Carolina........                 1       306,388            1.29             306,388           748          59.00
Tennessee.............                 1        64,459            0.27              64,459           706          61.00
Texas.................                 8     2,401,705           10.14             300,213           768          60.92
Utah..................                 1       127,757            0.54             127,757           696          73.00
Virginia..............                 2       616,648            2.60             308,324           775          42.83
Washington............                 1        69,282            0.29              69,282           796          47.00
Wisconsin.............                 1       486,885            2.06             486,885           716          75.00
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............                75  $ 23,690,175          100.00%  $         315,869           762          54.85%
                          ==============  ============  ==============

----------

     No more than 4.1% of the group II loans will be secured by mortgaged properties located in any one zip code area in California and no more than 3.5% of the group II loans will be secured by mortgaged properties located in any one zip code area outside California.

                       LOAN PURPOSE OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
LOAN PURPOSE              GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Purchase..............                 3  $    945,751            3.99%  $         315,250           746          75.69%
Rate/Term Refinance...                47    18,374,537           77.56             390,948           775          54.70
Equity Refinance......                25     4,369,888           18.45             174,796           710          50.96
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............                75  $ 23,690,175          100.00%  $         315,869           762          54.85%
                          ==============  ============  ==============

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
DOCUMENTATION TYPE        GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Full Documentation....                51  $ 18,184,002           76.76%  $         356,549           764          56.42%
Reduced Documentation.                24     5,506,174           23.24             229,424           755          49.67
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............                75  $ 23,690,175          100.00%  $         315,869           762          54.85%
                          ==============  ============  ==============


     No more than 54.9% of such reduced loan documentation group II loans will be secured by mortgaged properties located in California.

     Approximately 15.8% of the group II loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE GROUP II LOANS


                                                                                                            WEIGHTED
                                                                                              WEIGHTED       AVERAGE
                             NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
OCCUPANCY TYPE            GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
----------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Primary Residence.....                73  $ 22,840,563           96.41%  $         312,884           762          54.41%
Second/Vacation.......                 2       849,613            3.59             424,806           746          66.53
                          --------------  ------------  --------------   -----------------  ------------  -------------
     Total............                75  $ 23,690,175          100.00%  $         315,869           762          54.85%
                          ==============  ============  ==============


                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS


                                                                                                                   WEIGHTED
                                                                                                     WEIGHTED       AVERAGE
                                    NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
PROPERTY TYPEE                   GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
-----------------------------    --------------  ------------  --------------   -----------------  ------------  -------------
Single-family detached ......                63  $ 18,204,557           76.84%  $         288,961           755          53.52%
Planned Unit Developments
(detached) ..................                 9     4,780,330           20.18             531,148           785          57.51
Condo High-Rise (9 stories or
more) .......................                 1       425,904            1.80             425,904           772          80.00
Two-to-four family units ....                 1       222,962            0.94             222,962           799          58.00
Condo Low-Rise (less  than 5
stories) ....................                 1        56,423            0.24              56,423           695          57.00
                                 --------------  ------------  --------------   -----------------  ------------  -------------
    Total ...................                75  $ 23,690,175          100.00%  $         315,869           762          54.85%
                                 ==============  ============  ==============


      NET MORTGAGE RATES OF DISCOUNT MORT GAGE LOANS OF THE GROUP II LOANS


                                                                                                                   WEIGHTED
                                                                                                     WEIGHTED       AVERAGE
                                    NUMBER OF     PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL    AVERAGE     LOAN-TO-VALUE
NET MORTGAGE RATE (%)            GROUP II LOANS    BALANCE     GROUP II LOANS        BALANCE       CREDIT SCORE      RATIO
-----------------------------    --------------  ------------  --------------   -----------------  ------------  -------------
4.720........................                 1  $    539,180            2.28%  $        539,180            771          75.00%
4.845........................                 1       376,890            1.59            376,890            761          30.00
4.970........................                 4     1,560,678            6.59            390,170            755          53.54
                                 --------------  ------------  --------------   -----------------  ------------  -------------
    Total....................                 6  $  2,476,748           10.45%  $        412,791            760          54.63%


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan group II will be approximately 2.068911781%.

     The decrement tables for the Class I-A-P Certificates and Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement tables:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS I-A-P CERTIFICATES
                                                --------------------------------
                                                 0%    100%   250%   400%   500%
                                                ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   94     89     80     72     66
April 2007 ...................................   89     78     64     51     44
April 2008 ...................................   82     68     51     36     28
April 2009 ...................................   76     59     40     25     18
April 2010 ...................................   69     51     31     17     12
April 2011 ...................................   61     42     23     12      7
April 2012 ...................................   54     35     17      8      4
April 2013 ...................................   46     28     12      5      3
April 2014 ...................................   37     21      9      3      1
April 2015 ...................................   28     15      5      2      1
April 2016 ...................................   18      9      3      1      *
April 2017 ...................................    8      4      1      *      *
April 2018 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  7.2    5.5    3.9    2.8    2.4

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above. THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS II-A-P CERTIFICATES
                                                --------------------------------
                                                 0%    100%   250%   400%   500%
                                                ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   94     89     80     72     67
April 2007 ...................................   88     78     64     51     44
April 2008 ...................................   82     68     51     36     28
April 2009 ...................................   76     59     40     25     18
April 2010 ...................................   69     50     31     18     12
April 2011 ...................................   61     42     23     12      7
April 2012 ...................................   54     35     17      8      4
April 2013 ...................................   46     28     12      5      3
April 2014 ...................................   37     21      9      3      2
April 2015 ...................................   28     15      6      2      1
April 2016 ...................................   19      9      3      1      *
April 2017 ...................................    9      4      1      *      *
April 2018 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  7.2    5.5    3.9    2.9    2.4

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above. THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement tables above and the pre-tax yield to maturity tables below assume, among other things, the following structuring assumptions:

     o the Class I-A-P Certificates and Class II-A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each group I loan and group II loan has been based on its outstanding balance and interest rate as of March 1, 2005, and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                  GROUP I LOANS

                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $   24,701,694.16   $  89,561,057.22
Weighted average mortgage rate .................         5.4740381389%            5.7206%
Weighted average servicing fee rate.............         0.2800000000%            0.3297%
Weighted   average   original   term  to  maturity
(months) .......................................                  180                180
Weighted average remaining term
to maturity (months) ...........................                  153                150

                        ASSUMED MORTGAGE CHARACTERISTICS

                                 GROUP II LOANS

                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $    2,476,747.87   $  21,317,731.11
Weighted average mortgage rate .................         5.1765544109%             5.679%
Weighted average servicing fee rate.............         0.2800000000%            0.3300%
Weighted   average   original   term  to  maturity
(months) .......................................                  180                180
Weighted average remaining term
to maturity (months) ...........................                  154                151

The pre-tax yield to maturity tables for the Class I-A-P Certificates and Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in their entirety and replaced with the following pre-tax yield to maturity tables:

                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%      100%     250%     400%     500%
---------------------------     ----     ----     ----     ----    -----
$205,839 ..................     3.6%     4.8%     7.0%     9.8%    11.9%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%      100%     250%     400%     500%
---------------------------     ----     ----     ----     ----    -----
$40,049....................     3.6%     4.8%     7.0%     9.8%    11.9%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement tables and yield tables in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

     The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        159,458    $41,799,848        156,842   $ 41,837,077        142,330    $38,092,093
Period of Delinquency
..................30 to 59 days          2,081        485,414          2,147        488,965          1,968        469,058
..................60 to 89 days            297         66,720            336         72,625            327         75,698
................90 days or more            301         69,148            307         68,860            333         76,136
Foreclosures Pending..........            419        100,940            340         81,219            350         91,964
Total Delinquent Loans........          3,098    $   722,221          3,130   $    711,669          2,978    $   712,856
Percent of Loan
    Portfolio.................          1.943%         1.728%         1.996%         1.701%         2.092%         1.871%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        104,754    $29,652,506         61,336   $ 19,562,648         51,674    $17,633,235
Period of Delinquency
..................30 to 59 days          1,391        350,118            813        202,438            354        101,882
..................60 to 89 days            256         59,355            180         37,722             80         18,514
................90 days or more            277         67,047            229         51,671             99         22,840
Foreclosures Pending..........            333         80,326            243         58,402            139         31,349
Total Delinquent Loans........          2,257    $   556,846          1,465   $    350,233            672    $   174,585
Percent of Loan
    Portfolio.................          2.155%         1.878%         2.388%         1.790%         1.300%         0.990%

----------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........         31,572    $ 5,733,023         29,442   $  5,424,670         26,174    $ 4,923,160
Period of Delinquency
..................30 to 59 days            476         87,173            481         80,450            436         72,245
..................60 to 89 days             72         13,317             85         14,464             71         13,138
................90 days or more             68         14,146             57         12,443             64         12,292
Foreclosures Pending..........            113         23,846             87         17,435             79         22,361
Total Delinquent Loans........            729       $138,482            710   $    124,791            650    $   120,036
Percent of Loan
    Portfolio.................          2.309%         2.416%         2.412%         2.300%         2.483%         2.438%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........         20,813    $ 4,388,764         15,134   $  3,902,833         12,980    $ 3,701,651
Period of Delinquency
..................30 to 59 days            303         56,489            221         45,326             80         18,542
..................60 to 89 days             62         12,354             38          7,098             21          4,011
................90 days or more             66         16,163             55          9,585             15          2,980
Foreclosures Pending..........             68         14,099             53         11,232             26          5,253
Total Delinquent Loans........            499    $    99,105            367   $     73,241            142    $    30,786
Percent of Loan
    Portfolio.................          2.398%         2.258%         2.425%         1.877%         1.094%         0.832%

----------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

     The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $      41,799,848    $      41,837,077     $      38,092,093
Average Portfolio Balance .       $      41,744,291    $      41,712,987     $      40,578,437
Foreclosed Loans ..........       $          36,732    $          18,166     $          11,865
Liquidated Foreclosed Loans       $          40,097    $          57,997     $          35,574
Foreclosed Loans Ratio ....                   0.088%               0.043%                0.031%
Gross Loss ................       $           6,022    $          16,608     $           9,085
Gross Loss Ratio ..........                   0.014%               0.040%                0.022%
Covered Loss ..............       $           3,549    $           6,438     $           5,451
Net Loss ..................       $           2,473    $          10,170     $           3,633
Net Loss Ratio ............                   0.006%               0.024%                0.009%
Excess Recovery ...........       $             333    $              39     $               5

                                  AT OR FOR THE YEAR   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                         ENDED                 ENDED                 ENDED
                                   DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                  ------------------   ------------------    ------------------
                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $       29,652,506   $      19,562,648     $       17,633,235
Average Portfolio Balance .       $       34,185,451   $      23,080,737     $       17,999,485
Foreclosed Loans ..........       $           13,924   $           9,435     $            2,109
Liquidated Foreclosed Loans       $           30,193   $          28,302     $           16,609
Foreclosed Loans Ratio ....                    0.047%              0.048%                 0.012%
Gross Loss ................       $            5,871   $           5,331     $            2,922
Gross Loss Ratio ..........                    0.017%              0.023%                 0.016%
Covered Loss ..............       $            3,056   $           4,219     $            1,648
Net Loss ..................       $            2,816   $           1,112     $            1,274
Net Loss Ratio ............                    0.008%              0.005%                 0.007%
Excess Recovery ...........       $              108   $              18     $               68

          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $       5,733,023    $       5,424,670     $       4,923,160
Average Portfolio Balance .       $       6,483,857    $       5,497,288     $       5,208,164
Foreclosed Loans ..........       $           7,705    $           2,749     $             841
Liquidated Foreclosed Loans       $           7,487    $          10,220     $           5,253
Foreclosed Loans Ratio ....                   0.134%               0.051%                0.017%
Gross Loss ................       $           1,142    $           4,343     $           1,657
Gross Loss Ratio ..........                   0.018%               0.079%                0.032%
Covered Loss ..............       $             561    $             895     $           1,202
Net Loss ..................       $             581    $           3,449     $             456
Net Loss Ratio ............                   0.009%               0.063%                0.009%
Excess Recovery ...........       $             148    $              25     $               0

                                  AT OR FOR THE YEAR   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                         ENDED                 ENDED                 ENDED
                                   DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                  ------------------   ------------------    ------------------
                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $        4,388,764   $       3,902,833     $        3,701,651
Average Portfolio Balance .       $        4,572,334   $       4,082,685     $        3,702,764
Foreclosed Loans ..........       $            3,323   $           2,051     $              798
Liquidated Foreclosed Loans       $            3,685   $           5,319     $            2,680
Foreclosed Loans Ratio ....                    0.076%              0.053%                 0.022%
Gross Loss ................       $            1,047   $           1,473     $              581
Gross Loss Ratio ..........                    0.023%              0.036%                 0.016%
Covered Loss ..............       $              462   $             884     $              227
Net Loss ..................       $              585   $             589     $              353
Net Loss Ratio ............                    0.013%              0.014%                 0.010%
Excess Recovery ...........       $                0   $               0     $               15

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class I-A-P Certificates and Class II-A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:20                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5(POOL #  4666)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4666
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111JR97   229,497,584.00 110,351,133.75     5.000000  %  2,908,181.12
I-A-2   76111JS21    20,863,416.00  10,031,920.90     2.867500  %    264,380.09
I-A-3   76111JS39             0.00           0.00     5.132500  %          0.00
II-A-1  76111JS47    50,153,000.00  24,239,445.65     5.000000  %    113,287.64
I-A-P   76111JS54       510,932.99     282,570.09     0.000000  %      5,359.52
I-A-V   76111JS62             0.00           0.00     0.111000  %          0.00
II-A-P  76111JS70        59,468.31      51,938.48     0.000000  %        231.27
II-A-V  76111JS88             0.00           0.00     0.317922  %          0.00
R-I     76111JS96           100.00           0.00     5.000000  %          0.00
R-II    76111JT20            50.00           0.00     5.000000  %          0.00
R-III   76111JT95            50.00           0.00     5.000000  %          0.00
M-1     76111JT38     1,828,600.00   1,683,377.96     5.208226  %      7,403.88
M-2     76111JT46       456,900.00     420,614.34     5.208226  %      1,849.95
M-3     76111JT53       456,900.00     420,614.34     5.208226  %      1,849.95
B-1     76111JT61       304,600.00     280,409.56     5.208226  %      1,233.30
B-2     76111JT79       152,300.00     140,204.78     5.208226  %        616.65
B-3     76111JT87       304,604.23     280,413.46     5.208226  %      1,233.32

-------------------------------------------------------------------------------
                  304,588,505.53   148,182,643.31                  3,305,626.69
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     459,796.39  3,367,977.51            0.00       0.00    107,442,952.63
I-A-2      23,972.11    288,352.20            0.00       0.00      9,767,540.81
I-A-3      42,907.36     42,907.36            0.00       0.00              0.00
II-A-1    100,997.69    214,285.33            0.00       0.00     24,126,158.01
I-A-P           0.00      5,359.52            0.00       0.00        277,210.57
I-A-V      11,410.09     11,410.09            0.00       0.00              0.00
II-A-P          0.00        231.27            0.00       0.00         51,707.21
II-A-V      6,578.44      6,578.44            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-1         7,306.17     14,710.05            0.00       0.00      1,675,974.08
M-2         1,825.54      3,675.49            0.00       0.00        418,764.39
M-3         1,825.54      3,675.49            0.00       0.00        418,764.39
B-1         1,217.03      2,450.33            0.00       0.00        279,176.26
B-2           608.51      1,225.16            0.00       0.00        139,588.13
B-3         1,217.05      2,450.37            0.00       0.00        279,180.14

-------------------------------------------------------------------------------
          659,661.92  3,965,288.61            0.00       0.00    144,877,016.62
===============================================================================















































Run:        04/26/05     10:05:20
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5(POOL #  4666)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4666
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   480.837889   12.671947     2.003491    14.675438   0.000000  468.165942
I-A-2   480.837889   12.671946     1.149002    13.820948   0.000000  468.165942
I-A-3     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-1  483.309985    2.258841     2.013792     4.272633   0.000000  481.051144
I-A-P   553.047259   10.489673     0.000000    10.489673   0.000000  542.557586
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  873.380736    3.888962     0.000000     3.888962   0.000000  869.491774
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     920.582939    4.048934     3.995499     8.044433   0.000000  916.534006
M-2     920.582944    4.048938     3.995491     8.044429   0.000000  916.534006
M-3     920.582944    4.048938     3.995491     8.044429   0.000000  916.534006
B-1     920.582922    4.048917     3.995502     8.044419   0.000000  916.534006
B-2     920.582922    4.048917     3.995469     8.044386   0.000000  916.534006
B-3     920.582932    4.048926     3.995512     8.044438   0.000000  916.534006

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,860.86
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,009.02

SUBSERVICER ADVANCES THIS MONTH                                        3,582.34
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    1     417,125.35

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     144,877,016.60

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          417

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,653,883.55

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.82320360 %     1.70371200 %    0.47308360 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.78332860 %     1.73492174 %    0.48174970 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.66171300
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              153.47

POOL TRADING FACTOR:                                                47.56483386


Run:     04/26/05     10:05:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       25,688.81
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,458.22

SUBSERVICER ADVANCES THIS MONTH                                        3,582.34
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    1     417,125.35

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     120,162,529.09

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          340

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,649,158.46

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.81701000 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.76884700 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.66774303
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              153.50

POOL TRADING FACTOR:                                                47.34707889


Run:     04/26/05     10:05:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,172.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,550.80

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      24,714,487.51

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           77

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                        4,725.09

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.82457800 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.82416100 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.63239331
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              153.30

POOL TRADING FACTOR:                                                48.65276103

Run:        04/26/05     11:15:34                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5(POOL #  4666)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4666
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111JR97   229,497,584.00 107,442,952.63     5.000000  %  2,700,351.84
I-A-2   76111JS21    20,863,416.00   9,767,540.81     2.980000  %    245,486.52
I-A-3   76111JS39             0.00           0.00     5.020000  %          0.00
II-A-1  76111JS47    50,153,000.00  24,126,158.01     5.000000  %    113,942.80
I-A-P   76111JS54       510,932.99     277,210.57     0.000000  %     12,591.06
I-A-V   76111JS62             0.00           0.00     0.110620  %          0.00
II-A-P  76111JS70        59,468.31      51,707.21     0.000000  %        232.25
II-A-V  76111JS88             0.00           0.00     0.317910  %          0.00
R-I     76111JS96           100.00           0.00     5.000000  %          0.00
R-II    76111JT20            50.00           0.00     5.000000  %          0.00
R-III   76111JT95            50.00           0.00     5.000000  %          0.00
M-1     76111JT38     1,828,600.00   1,675,974.08     5.208229  %      7,472.19
M-2     76111JT46       456,900.00     418,764.39     5.208229  %      1,867.03
M-3     76111JT53       456,900.00     418,764.39     5.208229  %      1,867.03
B-1     76111JT61       304,600.00     279,176.26     5.208229  %      1,244.69
B-2     76111JT79       152,300.00     139,588.13     5.208229  %        622.34
B-3     76111JT87       304,604.23     279,180.14     5.208229  %      1,244.71

-------------------------------------------------------------------------------
                  304,588,505.53   144,877,016.62                  3,086,922.46
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     447,678.97  3,148,030.81            0.00       0.00    104,742,600.79
I-A-2      24,256.06    269,742.58            0.00       0.00      9,522,054.29
I-A-3      40,860.88     40,860.88            0.00       0.00              0.00
II-A-1    100,525.66    214,468.46            0.00       0.00     24,012,215.21
I-A-P           0.00     12,591.06            0.00       0.00        264,619.51
I-A-V      11,077.01     11,077.01            0.00       0.00              0.00
II-A-P          0.00        232.25            0.00       0.00         51,474.96
II-A-V      6,547.49      6,547.49            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-1         7,274.04     14,746.23            0.00       0.00      1,668,501.89
M-2         1,817.52      3,684.55            0.00       0.00        416,897.36
M-3         1,817.52      3,684.55            0.00       0.00        416,897.36
B-1         1,211.68      2,456.37            0.00       0.00        277,931.57
B-2           605.84      1,228.18            0.00       0.00        138,965.79
B-3         1,211.69      2,456.40            0.00       0.00        277,935.43

-------------------------------------------------------------------------------
          644,884.36  3,731,806.82            0.00       0.00    141,790,094.16
===============================================================================















































Run:        04/26/05     11:15:34
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5(POOL #  4666)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4666
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   468.165942   11.766363     1.950691    13.717054   0.000000  456.399579
I-A-2   468.165942   11.766363     1.162612    12.928975   0.000000  456.399579
I-A-3     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-1  481.051144    2.271904     2.004380     4.276284   0.000000  478.779240
I-A-P   542.557584   24.643271     0.000000    24.643271   0.000000  517.914313
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  869.491800    3.905441     0.000000     3.905441   0.000000  865.586359
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     916.534004    4.086290     3.977928     8.064218   0.000000  912.447714
M-2     916.534013    4.086299     3.977938     8.064237   0.000000  912.447714
M-3     916.534013    4.086299     3.977938     8.064237   0.000000  912.447714
B-1     916.533991    4.086277     3.977938     8.064215   0.000000  912.447714
B-2     916.533991    4.086277     3.977938     8.064215   0.000000  912.447714
B-3     916.534000    4.086286     3.977916     8.064202   0.000000  912.447714

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,200.49
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,836.54

SUBSERVICER ADVANCES THIS MONTH                                        6,549.85
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     741,522.20

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     141,790,094.16

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          411

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,441,003.75

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.78332860 %     1.73492100 %    0.48174970 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.74516730 %     1.76478944 %    0.49004330 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.66174200
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              152.22

POOL TRADING FACTOR:                                                46.55136080


Run:     04/26/05     11:15:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       25,052.66
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,293.05

SUBSERVICER ADVANCES THIS MONTH                                        6,242.77
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     707,325.59

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     117,192,208.22

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          334

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,436,155.71

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.76884700 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.72257900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.66790592
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              152.20

POOL TRADING FACTOR:                                                46.17669726


Run:     04/26/05     11:15:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,147.83
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,543.49

SUBSERVICER ADVANCES THIS MONTH                                          307.08
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      34,196.61

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      24,597,885.94

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           77

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                        4,848.04

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.82416100 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.82373200 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.63237374
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              152.30

POOL TRADING FACTOR:                                                48.42322002

Run:        04/07/05     13:09:02                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5(POOL #  4666)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4666
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111JR97   229,497,584.00 104,742,600.79     5.000000  %  2,673,157.96
I-A-2   76111JS21    20,863,416.00   9,522,054.29     3.100000  %    243,014.36
I-A-3   76111JS39             0.00           0.00     4.900000  %          0.00
II-A-1  76111JS47    50,153,000.00  24,012,215.21     5.000000  %    800,810.00
I-A-P   76111JS54       510,932.99     264,619.51     0.000000  %      1,314.22
I-A-V   76111JS62             0.00           0.00     0.110584  %          0.00
II-A-P  76111JS70        59,468.31      51,474.96     0.000000  %        233.23
II-A-V  76111JS88             0.00           0.00     0.317894  %          0.00
R-I     76111JS96           100.00           0.00     5.000000  %          0.00
R-II    76111JT20            50.00           0.00     5.000000  %          0.00
R-III   76111JT95            50.00           0.00     5.000000  %          0.00
M-1     76111JT38     1,828,600.00   1,668,501.89     5.208226  %      7,480.58
M-2     76111JT46       456,900.00     416,897.36     5.208226  %      1,869.12
M-3     76111JT53       456,900.00     416,897.36     5.208226  %      1,869.12
B-1     76111JT61       304,600.00     277,931.57     5.208226  %      1,246.08
B-2     76111JT79       152,300.00     138,965.79     5.208226  %        623.04
B-3     76111JT87       304,604.23     277,935.43     5.208226  %      1,246.10

-------------------------------------------------------------------------------
                  304,588,505.53   141,790,094.16                  3,732,863.81
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     436,427.50  3,109,585.46            0.00       0.00    102,069,442.83
I-A-2      24,598.64    267,613.00            0.00       0.00      9,279,039.93
I-A-3      38,881.72     38,881.72            0.00       0.00              0.00
II-A-1    100,050.90    900,860.90            0.00       0.00     23,211,405.21
I-A-P           0.00      1,314.22            0.00       0.00        263,305.29
I-A-V      10,799.68     10,799.68            0.00       0.00              0.00
II-A-P          0.00        233.23            0.00       0.00         51,241.73
II-A-V      6,516.27      6,516.27            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-1         7,241.62     14,722.20            0.00       0.00      1,661,021.31
M-2         1,809.41      3,678.53            0.00       0.00        415,028.24
M-3         1,809.41      3,678.53            0.00       0.00        415,028.24
B-1         1,206.28      2,452.36            0.00       0.00        276,685.49
B-2           603.14      1,226.18            0.00       0.00        138,342.75
B-3         1,206.29      2,452.39            0.00       0.00        276,689.33

-------------------------------------------------------------------------------
          631,150.86  4,364,014.67            0.00       0.00    138,057,230.35
===============================================================================















































Run:        04/07/05     13:09:02
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5(POOL #  4666)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4666
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   456.399579   11.647870     1.901665    13.549535   0.000000  444.751710
I-A-2   456.399579   11.647870     1.179032    12.826902   0.000000  444.751710
I-A-3     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-1  478.779240   15.967340     1.994914    17.962254   0.000000  462.811900
I-A-P   517.914318    2.572196     0.000000     2.572196   0.000000  515.342122
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  865.586350    3.921921     0.000000     3.921921   0.000000  861.664430
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     912.447714    4.090878     3.960199     8.051077   0.000000  908.356836
M-2     912.447709    4.090873     3.960188     8.051061   0.000000  908.356836
M-3     912.447709    4.090873     3.960188     8.051061   0.000000  908.356836
B-1     912.447709    4.090873     3.960210     8.051083   0.000000  908.356836
B-2     912.447709    4.090873     3.960210     8.051083   0.000000  908.356836
B-3     912.447718    4.090882     3.960188     8.051070   0.000000  908.356836

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:09:02                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       29,505.44
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,044.42

SUBSERVICER ADVANCES THIS MONTH                                        3,890.44
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      34,051.14

 (B)  TWO MONTHLY PAYMENTS:                                    1     413,635.57

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     138,057,230.36

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          402

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,097,210.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.74516730 %     1.76478900 %    0.49004330 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.69458260 %     1.80438053 %    0.50103680 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.66032800
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              151.19

POOL TRADING FACTOR:                                                45.32581757


Run:     04/07/05     13:09:02                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       24,343.07
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,495.87

SUBSERVICER ADVANCES THIS MONTH                                        3,583.31
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    1     413,635.57

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     114,262,751.38

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          327

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,402,650.94

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.72257900 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.67458200 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.66732097
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              151.10

POOL TRADING FACTOR:                                                45.02241709


Run:     04/07/05     13:09:02                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,162.37
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,548.55

SUBSERVICER ADVANCES THIS MONTH                                          307.13
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      34,051.14

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      23,794,478.98

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           75

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      694,559.69

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.82373200 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.76006900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,452,416.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,936,555.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.62674541
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              151.60

POOL TRADING FACTOR:                                                46.84163890

Run:        04/25/05     12:25:20                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5(POOL #  4666)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4666
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111JR97   229,497,584.00 102,069,442.83     5.000000  %  3,254,944.49
I-A-2   76111JS21    20,863,416.00   9,279,039.93     3.300000  %    295,904.03
I-A-3   76111JS39             0.00           0.00     4.700001  %          0.00
II-A-1  76111JS47    50,153,000.00  23,211,405.21     5.000000  %    396,129.41
I-A-P   76111JS54       510,932.99     263,305.29     0.000000  %      6,440.03
I-A-V   76111JS62             0.00           0.00     0.110467  %          0.00
II-A-P  76111JS70        59,468.31      51,241.73     0.000000  %        234.22
II-A-V  76111JS88             0.00           0.00     0.312717  %          0.00
R-I     76111JS96           100.00           0.00     5.000000  %          0.00
R-II    76111JT20            50.00           0.00     5.000000  %          0.00
R-III   76111JT95            50.00           0.00     5.000000  %          0.00
M-1     76111JT38     1,828,600.00   1,661,021.31     5.208227  %      7,533.69
M-2     76111JT46       456,900.00     415,028.24     5.208227  %      1,882.40
M-3     76111JT53       456,900.00     415,028.24     5.208227  %      1,882.40
B-1     76111JT61       304,600.00     276,685.49     5.208227  %      1,254.93
B-2     76111JT79       152,300.00     138,342.75     5.208227  %        627.47
B-3     76111JT87       304,604.23     276,689.33     5.208227  %      1,254.94

-------------------------------------------------------------------------------
                  304,588,505.53   138,057,230.35                  3,968,088.01
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     425,289.35  3,680,233.84            0.00       0.00     98,814,498.34
I-A-2      25,517.36    321,421.39            0.00       0.00      8,983,135.90
I-A-3      36,342.91     36,342.91            0.00       0.00              0.00
II-A-1     96,714.19    492,843.60            0.00       0.00     22,815,275.80
I-A-P           0.00      6,440.03            0.00       0.00        256,865.26
I-A-V      10,518.55     10,518.55            0.00       0.00              0.00
II-A-P          0.00        234.22            0.00       0.00         51,007.51
II-A-V      6,200.79      6,200.79            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
M-1         7,209.15     14,742.84            0.00       0.00      1,653,487.62
M-2         1,801.30      3,683.70            0.00       0.00        413,145.84
M-3         1,801.30      3,683.70            0.00       0.00        413,145.84
B-1         1,200.87      2,455.80            0.00       0.00        275,430.56
B-2           600.43      1,227.90            0.00       0.00        137,715.28
B-3         1,200.88      2,455.82            0.00       0.00        275,434.39

-------------------------------------------------------------------------------
          614,397.08  4,582,485.09            0.00       0.00    134,089,142.34
===============================================================================















































Run:        04/25/05     12:25:20
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5(POOL #  4666)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4666
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   444.751710   14.182914     1.853132    16.036046   0.000000  430.568796
I-A-2   444.751709   14.182914     1.223067    15.405981   0.000000  430.568796
I-A-3     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-1  462.811900    7.898419     1.928383     9.826802   0.000000  454.913481
I-A-P   515.342119   12.604451     0.000000    12.604451   0.000000  502.737668
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  861.664487    3.938568     0.000000     3.938568   0.000000  857.725919
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     908.356834    4.119922     3.942442     8.062364   0.000000  904.236912
M-2     908.356829    4.119917     3.942438     8.062355   0.000000  904.236912
M-3     908.356829    4.119917     3.942438     8.062355   0.000000  904.236912
B-1     908.356840    4.119928     3.942449     8.062377   0.000000  904.236912
B-2     908.356807    4.119895     3.942416     8.062311   0.000000  904.236912
B-3     908.356848    4.119936     3.942427     8.062363   0.000000  904.236912

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       28,576.14
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,921.00

SUBSERVICER ADVANCES THIS MONTH                                        3,890.97
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      33,904.95

 (B)  TWO MONTHLY PAYMENTS:                                    1     411,878.40

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     134,089,142.35

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          394

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,341,906.55

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.69458260 %     1.80438000 %    0.50103680 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.63712450 %     1.84935131 %    0.51352420 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              677,193.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,819,088.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.66074400
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              150.10

POOL TRADING FACTOR:                                                44.02304746


Run:     04/25/05     12:25:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       23,629.35
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,434.34

SUBSERVICER ADVANCES THIS MONTH                                        3,583.80
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    1     411,878.40

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     110,693,453.77

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          321

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,051,691.83

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.67458200 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.61043500 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              677,193.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,819,088.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.66789773
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              150.10

POOL TRADING FACTOR:                                                43.61602346


Run:     04/25/05     12:25:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S5 (POOL #  4666)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4666
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        4,946.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,486.66

SUBSERVICER ADVANCES THIS MONTH                                          307.17
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      33,904.95

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      23,395,688.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           73

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      290,214.72

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.76006900 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.73222300 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              677,193.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,819,088.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.62689918
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              150.10

POOL TRADING FACTOR:                                                46.05658301